Exhibit 99.1

IEC ANNOUNCES FISCAL 2018 FOURTH QUARTER AND YEAR END RESULTS

Newark, New York, November 28, 2018 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2018 fourth quarter and year ended September 30, 2018.

IEC reported revenues of $34.2 million for the fourth quarter of fiscal 2018, an increase of 24% as compared to revenues of $27.6 million for the fiscal 2017 fourth quarter ended September 30, 2017 and a sequential increase of 15% as compared to the third quarter of 2018. Gross profit margin for the fourth quarter of fiscal 2018 improved to 13.1% as compared to 12.6% in the same quarter last year. Selling and administrative expenses increased to $2.9 million but decreased slightly as a percentage of sales to 8.5%, as compared to $2.5 million or 9.0% of sales in the fourth quarter of fiscal 2017. The Company reported net income of $9.1 million for the fourth quarter of fiscal 2018, or $0.89 per share, compared to net income of $0.8 million, or $0.07 per share, for the fourth quarter of fiscal 2017. Net income for the fiscal 2018 fourth quarter included a tax benefit of $7.8 million, related to the Company adjusting its deferred tax asset allowance, reflecting confidence that deferred tax assets will be utilized in future periods. On a non-GAAP basis, excluding the one-time tax benefit, fourth quarter net income was $1.3 million or $0.13 per share.

Revenues for the year ended September 30, 2018 increased 21% to $116.9 million as compared to $96.5 million in fiscal 2017. Gross profit margin for fiscal 2018 improved slightly to 12.1% as compared to 11.7% in fiscal 2017. Selling and administrative expenses increased to $11.4 million but decreased as a percentage of sales to 9.8%, as compared to $10.2 million or 10.6% of sales for full year fiscal 2017. Net income for fiscal 2018 was $10.4 million, or $1.01 per share, compared to $0.08 million, or $0.01 per share, in the prior year period. Fiscal 2018 net income included a tax benefit of $8.8 million, related to the previously mentioned deferred tax asset allowance adjustment, as well as a first quarter 2018 release of the valuation allowance on our alternative minimum tax credits as a result of the December 2017 U.S. Tax Cuts and Jobs Act. On a non-GAAP basis, excluding the one-time tax benefit, fiscal 2018 net income was $1.6 million or $0.15 per share.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “With the close of fiscal 2018, we believe our Company has fully exited the turnaround phase and is well positioned to drive sustained growth. Our strong fourth quarter performance was characterized by increased revenues levels, which have not been seen in 5 years, as well as strong backlog growth. Revenue and volume growth are being driven in large part by our ability to win new projects from existing customers as they recognize IEC’s value as a reliable and consistent manufacturing partner and discover the breadth of our diverse, vertically integrated capabilities.

“Gross margin in the quarter improved by 50 bps, despite deliberate additions to overhead and direct labor to support increasing revenue levels expected in fiscal 2019 . While global component shortages persists, we continue to strategically manage our inventory and workforce to maximize our ability to convert orders in this challenging environment.

Mr. Schlarbaum concluded, “We are energized by the opportunities we’re seeing in the marketplace from both new and existing customers. As we move through fiscal 2019, we believe we’re well positioned to

Exhibit 99.1

drive continued growth and to increase our leadership position as a reliable and consistent manufacturing partner for life-saving and mission critical products. Our fiscal fourth quarter backlog increased to $133 million, representing 85% year over year growth, and a level our company has not experienced in more than 20 years. During the fiscal fourth quarter, we also experienced a solid book to bill ratio of 1.3:1. With our visibility today, we expect strong double digit year over year growth in fiscal 2019 and we are eager to start the new year not expecting to experience the seasonal revenue decline from Q4 2018 to Q1 2019 that we have typically experienced in past years.”

Conference Call:

IEC will host a conference call, today, Wednesday, November 28, 2018 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2018 fourth quarter and year ended September 30, 2018.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.
A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 38816.
To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/38816. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, ISO 13485, and Nadcap.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our

Exhibit 99.1

actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; risks related to the accuracy of the estimates and assumptions we used to revalue our net deferred tax assets in accordance with the Tax Cuts and Jobs Act of 2017; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Audra Gavelis
Director of Marketing & Investor Relations
IEC Electronics Corp.
(315) 332-4559
agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2018 and 2017
(in thousands, except share and per share data)

	September 30, 2018	September 30, 2017
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	25,168	17,887
Inventories	34,126	15,605
Other current assets	1,747	1,018
Total current assets	61,041	34,510

Property, plant and equipment, net	20,110	17,777
Deferred income taxes	8,855	—
Other long-term assets	442	160

Total assets	$90,448	$52,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,449	$987
Current portion of capital lease obligation	306	215
Accounts payable	28,689	13,046
Accrued payroll and related expenses	1,796	1,013
Other accrued expenses	458	444
Customer deposits	7,595	1,611
Total current liabilities	40,293	17,316

Long-term debt	16,002	14,023
Long-term capital lease obligation	7,027	5,362
Other long-term liabilities	1,750	1,317
Total liabilities	65,072	38,018

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized 50,000,000 shares
Issued: 11,304,393 and 11,252,566 shares, respectively
Outstanding: 10,248,905 and 10,197,078 shares, respectively	102	102
Additional paid-in capital	47,326	46,789
Accumulated deficit	(20,463)	(30,873)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	25,376	14,429

Total liabilities and stockholders’ equity	$90,448	$52,447

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 2018 and 2017
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(unaudited)
Net sales	$34,216	$27,623	$116,922	$96,455
Cost of sales	29,720	24,148	102,765	85,198
Gross profit	4,496	3,475	14,157	11,257

Selling and administrative expenses	2,895	2,491	11,438	10,197
Operating profit	1,601	984	2,719	1,060

Interest expense	312	210	1,146	917
Other expense/(income)	—	—	—	—
Income before income taxes	1,289	774	1,573	143

(Benefit)/provision for income taxes	(7,832)	19	(8,837)	62

Net income	$9,121	$755	$10,410	$81

Net income per common share:
Basic	$0.89	$0.07	$1.01	$0.01
Diluted	$0.87	$0.07	$1.01	$0.01

Weighted average number of shares outstanding:
Basic	10,248,271	10,197,424	10,228,596	10,181,868
Diluted	10,501,569	10,271,493	10,320,203	10,181,868